UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2026
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HOME BANCSHARES, INC.
(Exact name of Registrant as Specified in Its Charter)
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Arkansas	001-41093	71-0682831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
719 Harkrider, Suite 100
Conway, Arkansas 72032
(Address of Principal Executive Offices) (Zip Code)
(501) 339-2929
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOMB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
On November 5, 2026, Home BancShares, Inc. (the “Company”) announced that it has received a payment of approximately $80.7 million from the borrower’s sale of a portion of the collateral securing the Company’s previously disclosed $92.1 million non-performing lending relationship in its Texas market. As of September 30, 2026, the loans comprising this relationship represented approximately 45.9% of the Company’s non-performing loans and 37.5% of the Company’s non-performing assets.
As previously discussed during the Company’s third quarter 2026 earnings call, the resolution of this credit is expected to occur in two phases. The $80.7 million payment completes the first phase of the resolution of this credit. The proceeds received from the sale represented approximately 95% of the appraised value of the collateral sold, which the Company believes lends credence to its underwriting and management of the credit. The payment has been applied to reduce the principal balance of the loans, resulting in a remaining carrying amount of approximately $11.4 million. The remaining balance will continue to be classified as nonaccrual pending completion of the second phase.
Based on the Company’s September 30, 2026 balances, the payment reduces the Company’s ratio of non-performing loans to total loans by approximately 48 basis points and its ratio of non-performing assets to total assets by approximately 34 basis points, while increasing the Company’s allowance for credit losses to non-performing loans ratio by approximately 109 percentage points.
The Company anticipates the second phase of resolving the outstanding credit to be completed during the fourth quarter of 2026 through the borrower’s sale of the remaining collateral. If completed as anticipated, the Company expects the borrower to use the proceeds from the second phase to repay the remaining carrying balance of the loans, which may result in the recovery of a portion of the amount of this credit previously charged off in the fourth quarter of 2024. Overall, the Company is very pleased with the initial outcome of the credit resolution and remains optimistic about completing the remaining steps. However, there can be no assurance that the remaining balance of the loans will be repaid within the anticipated timeframe or on the terms currently expected, or at all.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements regarding the Company’s expectations and outlook for certain future events and outcomes, including the anticipated timing and completion of the second phase of the aforementioned credit resolution, the sale of the remaining collateral, the accounting treatment and expected repayment of the remaining carrying balance and the potential recovery of amounts previously charged off. Statements in this report that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including any prospective financial information, are not fact and should not be relied upon as being guarantees or necessarily indicative of future events, performance or results. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this report. Words such as “may,” “will,” “anticipate,” expect,” “believe,” and similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These statements speak only as of the date of this report and are based on the Company’s current assumptions, expectations and judgments. By nature, forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied, including, but not limited to, the borrower’s ability to complete the sale of the remaining collateral on acceptable terms or at all, including as a result of factors that may be beyond its control, the timing of the completion of any such sale, the amount of proceeds ultimately received from such sale, and the borrower’s use of such proceeds to repay all or a portion of the remaining balance of the loans. The Company undertakes no obligation to update any forward-looking statement except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.

Date:	November 5, 2026	By:	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer